Exhibit (a)(1)(iii)

Letter of Transmittal

Regarding Shares in AB Private Lending Fund

Tendered Pursuant to the Offer to Purchase

Dated June 26, 2025

The Offer and withdrawal rights will expire on August 1, 2025 and this Letter of Transmittal must be received in good order by the Fund’s Transfer Agent, by mail, by 11:59 p.m.,

Eastern Time, on August 1, 2025, unless the Offer is extended

Complete this Letter of Transmittal and follow the

instructions included herein

Ladies and Gentlemen:

The undersigned hereby tenders to AB Private Lending Fund, a non-diversified, closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”) and is organized as a Delaware statutory trust (the “Fund”), the shares of beneficial interest in the Fund (the “Shares”) or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase dated June 26, 2025 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Purchase, and any amendments and supplements thereto, constitute the “Offer”). The Offer and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be received timely or in the appropriate form.

IMPORTANT: If you hold Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must contact that institution in order to tender your Shares and request that your broker, dealer, commercial bank, trust company or other nominee effect the tender for you.

The undersigned hereby sells to the Fund the Shares or portion thereof tendered hereby pursuant to the Offer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer Shares tendered hereby and all dividends, distributions (including, without limitation, distributions of additional Shares) and rights declared, paid or distributed in respect of such Shares that are declared, paid or distributed in respect of a record date occurring on or after the valuation date of the Offer (collectively, “Distributions”), that when such Shares are accepted for repurchase by the Fund, the Fund will acquire good, marketable and unencumbered title thereto and to all Distributions, free and clear of all liens, restrictions, charges, proxies, encumbrances, conditional sale agreements or other obligations relating to the sale thereof, and that none of such Shares or Distributions will be subject to any adverse claim. The undersigned, upon request, shall execute and deliver all additional documents deemed by the Transfer Agent or the Fund to be necessary or desirable to complete the sale, assignment and transfer of Shares tendered hereby and all Distributions.

The undersigned name(s) on this Letter of Transmittal must correspond exactly with the name(s) on the books and records of the Fund maintained by Alliance Bernstein Investor Services, Inc., the Fund’s transfer agent (the “Transfer Agent”). The undersigned recognizes that, under certain circumstances as set forth in the Offer to Purchase, the Fund may amend, extend or terminate the Offer or may not be required to purchase any of the Shares tendered hereby. In any such event, the undersigned understands that the Shares not purchased, if any, will continue to be held by the undersigned and will not be tendered.

The undersigned understands that upon acceptance of Shares by the Fund for payment will constitute a binding agreement between the undersigned and the Fund upon the terms and subject to the conditions of the Offer. The undersigned acknowledges that, in accordance with the terms and subject to the conditions of the Offer, a cash payment will be made to the undersigned if the Fund accepts for purchase the Shares timely and properly tendered hereby. The cash payment(s) of the purchase price for the Shares or portion thereof of the undersigned (less the 2.0% “early repurchase deduction,” as applicable), as described in Section 6 “Purchases and Payment” of the Offer to Purchase, will be made on behalf of the Fund to the account identified by the undersigned below or, if no instructions are indicated, to the account on record with the Transfer Agent for the payment of dividends. The undersigned understands that in no event will the undersigned receive any interest on the purchase price for the Shares tendered.

If the undersigned is a participant in the Fund’s distribution reinvestment plan (“DRIP”), the undersigned will continue to participate in the DRIP unless the Transfer Agent is otherwise notified by the undersigned in accordance with the terms of the DRIP. Notwithstanding the foregoing, if the undersigned tenders their Shares in full and all or any portion of such tender is accepted by the Fund, the undersigned’s participation in the DRIP will be automatically terminated as of the valuation date of the Offer, and any distributions due but not yet paid as of such date will be paid in cash on the scheduled distribution payment date. Shares that are issued pursuant to the DRIP and tendered shall not be subject to the early repurchase deduction.

No alternative, conditional or contingent tenders will be accepted. All tendering shareholders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance of their Shares for payment.

All questions as to validity, form and eligibility (including time of receipt), including questions as to the proper completion or execution of any Letter of Transmittal or other required documents will be determined by the Fund in its sole and absolute discretion (which may delegate power in whole or in part to the Transfer Agent) which determination will be final and binding. The Fund reserves the absolute right to reject any or all tenders (i) determined by it not to be received timely or in appropriate form or (ii) for which the acceptance of, or payment for, would, in the opinion of counsel for the Fund, be unlawful. The Fund also reserves the absolute right to waive any defect or irregularity in the surrender of any Shares whether or not similar defects or irregularities are waived in the case of any other shareholder. A surrender will not be deemed to have been validly made until all defects and irregularities have been cured or waived. The Fund and the Transfer Agent shall make reasonable efforts to notify any person of any defect in any Letter of Transmittal submitted to the Transfer Agent.

Backup Withholding. Under U.S. federal income tax laws, the Transfer Agent will be required to withhold a portion of the amount of any payments made to certain shareholders pursuant to the Offer. In order to avoid such backup withholding, each tendering shareholder or payee that is a United States person (for U.S. federal income tax purposes) who has not previously submitted to the Transfer Agent a correct, completed and signed Internal Revenue Service (“IRS”) Form W-9, should provide the Transfer Agent with such shareholder’s or payee’s correct taxpayer identification number (“TIN”) by completing a Form W-9 with the required certifications being made under penalties of perjury. A copy of such form may be obtained from the Transfer Agent or downloaded from the Internal Revenue Service’s website at the following address: http://www.irs.gov. If such shareholder is an individual, the TIN is such shareholder’s social security number. If the Transfer Agent is not provided with the correct TIN, the shareholder may be subject to penalties imposed by the IRS and payments that are made to such shareholder with respect to Shares purchased pursuant to the Offer may be subject to backup withholding. If backup withholding applies with respect to such non-exempt United States person, the Transfer Agent is required to withhold 24% of any payments of the purchase price made to the shareholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained from the IRS provided that the required information is furnished to the IRS in a timely manner.

In order to avoid backup withholding, a foreign shareholder who has not previously submitted to the Transfer Agent a correct, completed and signed version of the appropriate IRS tax form should submit to the Transfer Agent a properly completed applicable IRS Form W-8 (IRS Form W-8BEN for foreign individuals; or IRS Form W-8BEN-E for certain foreign entities; or other applicable IRS forms), including certification of such shareholder’s foreign status, signed under penalties of perjury. Copies of such forms may be obtained from the Transfer Agent or downloaded from the Internal Revenue Service’s website at the following address: http://www.irs.gov.

Certain shareholders or payees (including, among others, corporations, non-resident foreign individuals and foreign entities) are not subject to these backup withholding and reporting requirements but should certify their exemption by completing the applicable Form W-9 or W-8 if they have not previously submitted to the Transfer Agent a correct, completed and signed version of the appropriate IRS tax form, or if their applicable Form W-8 is no longer current. Failure to complete the applicable Form W-9 or W-8 will not, by itself, cause Shares to be deemed invalidly tendered, but may require the Transfer Agent to withhold a portion of the amount of any payments made of the purchase price pursuant to the Offer.

NOTE: FAILURE TO COMPLETE AND RETURN THE APPLICABLE FORM W-9 OR FORM W-8 MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER IF THE TRANSFER AGENT DOES NOT HAVE A CORRECT, COMPLETED AND SIGNED VERSION OF THE APPROPRIATE IRS TAX FORM ON FILE.

What Number to Give the Transfer Agent

Each United States shareholder is generally required to give the Transfer Agent its social security number or employer identification number. If the tendering shareholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the shareholder should write “Applied For” in Section A, sign and date a Form W-9. Notwithstanding that “Applied For” is written in Section A, the Transfer Agent will withhold 24% of all payments of the purchase price to such shareholder until a TIN is provided to the Transfer Agent. Such amounts will be refunded to such surrendering shareholder if a TIN is provided to the Transfer Agent within 60 days. Please consult your own accountant or tax advisor for further guidance regarding the completion of IRS Form W-9, IRS Form W-8BEN, IRS Form W-8BEN-E, or another version of IRS Form W-8 to claim exemption from backup withholding, or contact the Transfer Agent.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 “Withdrawal Rights” of the Offer to Purchase, this tender is irrevocable.

Method of delivery of this Letter of Transmittal is at the option and risk of the owner thereof. If delivering via regular mail or overnight delivery, please deliver this Letter of Transmittal in its entirety to the Transfer Agent:

Regular or Overnight Mail:	Alliance Bernstein Investor Services, Inc. Attention: AB Private Lending Fund 8000 IH 10 W, 13th Floor San Antonio, TX 78230

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE TRANSFER AGENT.

IT IS UNDERSTOOD THAT THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE UNDERSIGNED AND THAT THE RISK OF LOSS OF THIS LETTER OF TRANSMITTAL AND OTHER DOCUMENTS SHALL PASS ONLY AFTER THE TRANSFER AGENT HAS ACTUALLY RECEIVED THE LETTER OF TRANSMITTAL. IF DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT ALL SUCH DOCUMENTS BE SENT BY PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

VALUATION DATE: June 30, 2025

TENDER OFFER EXPIRATION DATE: 11:59 p.m. (Eastern Time), on August 1, 2025

[Remainder of Page Intentionally Left Blank]

PARTS 1, 2, 3, 4, AND 5 MUST BE COMPLETED AND IN GOOD ORDER IN ORDER TO PROCESS YOUR REQUEST.

A SEPARATE LETTER OF TRANSMITTAL MUST BE COMPLETED FOR EACH ACCOUNT TENDERING SHARES.

If You Invest In The Fund Through A Financial Intermediary Through Whom You Expect To Have Your Tender Offer Request Submitted, Please Allow For Additional Processing Time As The Letter of Transmittal Must Ultimately Be Received By The Fund’s Transfer Agent No Later Than 11:59 p.m. (Eastern Time) On The Expiration Date.

PLEASE SEND COMPLETED FORMS TO YOUR FINANCIAL ADVISOR / PORTFOLIO MANAGER

PART 1 - NAME (AS IT APPEARS ON YOUR AB PRIVATE LENDING FUND STATEMENT) AND CONTACT INFORMATION

Fund Name:

Fund Account #:

Account Name/Registration:

Share Class:

Address:

City, State, Zip:

Telephone Number:

Email Address:

Financial Intermediary Firm Name:

Financial Intermediary Account #:

Financial Advisor Name:

Financial Advisor Telephone #:

PART 2 - REQUESTED TENDER AMOUNT

Please select repurchase type by checking one of the boxes below. If you are requesting a partial repurchase, please provide a number of Shares.

☐	Full Repurchase

☐	Partial Repurchase* of Class I Shares (please only provide a number of Class I Shares, not a dollar amount)

☐	Partial Repurchase* of Class D Shares (please only provide a number of Class D Shares, not a dollar amount)

☐	Partial Repurchase* of Class S Shares (please only provide a number of Class S Shares, not a dollar amount)

*

If the requested partial repurchase would put the account balance below the required minimum balance, the Fund may instead repurchase all of your Shares. Such minimum account balance requirement may be waived by the Fund, in its sole discretion.

PART 3 - REPURCHASE TYPE (Check one, required)

☐ Normal	☐ Death	☐ Disability	☐ Divorce

Our share repurchase plan contains limitations on the number of Shares that can be repurchased under the plan during any quarter. In addition to these limitations, we cannot guarantee that we will have sufficient funds to accommodate all repurchase requests made in any applicable repurchase period, and we may elect to repurchase fewer Shares than have been requested in any particular quarter, or none at all. If the number of Shares subject to repurchase requests exceeds the then applicable limitations, or if we otherwise do not make all requested repurchases, each shareholder’s request will be reduced on a pro-rata basis.

PART 4 - PAYMENT

Payments will be directed back to the account from which your subscription funds were debited. Contact your financial intermediary or account manager if you have any questions.

PART 5 - SIGNATURE(S)

The undersigned subscriber acknowledges that this request is subject to all the terms and conditions set forth in the Fund’s Prospectus and the Offer to Purchase, and all capitalized terms used herein and not otherwise defined have the meaning as defined in the Fund’s Prospectus. This request is irrevocable except as described in the Offer to Purchase. The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this repurchase request relates, or that the person signing this request is an authorized representative of the tendering shareholder.

In the case of joint accounts, each joint holder must sign this repurchase request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date